Exhibit 99.1

Jupiter Wellness Announces inititation of Head-to-Head Trial Comparing JW-100 and Eucrisa® for the Treatment of

Mild-to-Moderate Eczema

JUPITER, FL / ACCESSWIRE / July, 13th 2021 / Jupiter Wellness, Inc.

(NASDAQ:JUPW), today announced a head-to-head trial comparing JW-100 lotion with Eucrisa crisaborole ointment 2% for the treatment of patients with mild to moderate eczema (Atopic Dermatitis). Eucrisa is an FDA-approved topical non-steroidal lotion containing crisaborole approved for the treatment of mild to moderate eczema. JW-100 is a novel non-steroidal topical lotion containing cannabidiol (cbd) and Aspertame for the treatment of mild to moderate eczema.

The head-to-head clinical trial which will evaluate superiority between JW-100 and Eucrisa in adult patients with mild-to-moderate eczema will be performed in collaboration with Applied Biology who has developed the protocols and will co-ordinate the multi-center trial. The Phase III multi-center trial will be a double-blinded placebo controlled trial.

This head-to-head trial is built on the success of our previous clinical findings for JW-100. Jupiter Wellness previously reported in a double-blinded, placebo controlled clinical trial of 55 patients using JW-100 a novel topical formulation containing CBD and Aspartame, was shown to significantly reduce ISGA scores in 50% of adult patients suffering from eczema after two weeks of use. The results were recently published https://pubmed.ncbi.nlm.nih.gov/34056830/.

“Jupiter Wellness is committed to providing rapid-and-consistent relief for eczema patients. In light of the highly encouraging results of JW-100’s first clinical trial, head-to-head trials can provide robust evidence that helps advance our clinical program” said Dr. Glynn Wilson Chief Scientific Officer at Jupiter Wellness.

“The purpose of this trial is to confirm the efficacy of JW-100 in a larger patient population in direct comparison with an FDA-approved non-steroidal topical drug. Our goal is to commercialize both OTC and prescription versions of JW-100. Our recent licensing of Photocil provides a unique opportunity for combination therapies including am/pm eczema treatment regimines.” stated Brian John, Jupiter Wellness’ CEO.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skin care therapeutics and treatments. The Company’s product pipeline of enhanced skin care therapeutics focuses on the endocannabinoid system to address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@JupiterWellness.com